Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746705	FACE AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

Notes Linked to the Common Stock of Apple Inc.

due June 1, 2008

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, an amount equal to the Maturity Payment Amount on the Stated Maturity Date (as defined below), unless the Company has elected to exercise the Stock Settlement Option (as defined below), and to pay interest on the Face Amount of this Security from May 31, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the first day of each month commencing July 1, 2007 at the rate of 8.00% per annum, until the Maturity Payment Amount is paid or made available for payment or the amounts due pursuant to the Stock Settlement Option are paid or made available for payment, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” as used herein is a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in Minneapolis, Minnesota or New York, New York. References in this Security to the “Face Amount” of this Security or the Securities of this series shall mean the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of the Maturity Payment Amount (or amounts due pursuant to the Stock Settlement Option) and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $114.85 Face Amount of this Security, the lesser of (i) the product of (A) the Multiplier and (B) the Settlement Value, determined in each case of as the Valuation Date, and (ii) the Equity Cap Value.

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount.

The “Settlement Value” as of any Trading Day will be the Adjusted Closing Price of the Index Stock on such Trading Day. In addition, if any other equity securities, cash or other property are received by a holder of the Index Stock as a result of certain extraordinary corporate transactions (the “Settlement Property”), the Settlement Value will include the value of such Settlement Property determined as set forth under “Adjustments to the Multiplier; Settlement Property.”

The “Adjusted Closing Price” of the Index Stock as of any Trading Day will be the Closing Price of the Index Stock on such Trading Day, plus the Dividend Adjustment Amount in effect on such Trading Day. The “Dividend Adjustment Amount” shall initially be zero and shall be adjusted as follows. If, during the period from, but excluding, May 23, 2007 to the Valuation Date, holders of record of the Index Stock are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the Company in its good faith judgment) from the Underlying Company, the Dividend Adjustment Amount then in effect shall be increased, effective at the close of business on the business day immediately preceding the ex-dividend date (as defined below) for the dividend, by an amount equal to the cash dividend. The Dividend Adjustment Amount in effect at any time shall be adjusted in the event of certain events affecting the shares of the Index Stock such as stock splits, reverse stock splits or reclassifications, as determined by the Company in its good faith judgment.

The “Initial Equity Value” is $114.85.

The “Equity Cap Value” is $136.32695.

The “Closing Price” of the Index Stock on any day will be (1) if the Index Stock is listed on a national securities exchange on that date, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal United States exchange on which the security is listed or admitted to trading, and (2) if the Index Stock is not listed on a national securities exchange on that date, or if the closing sale price or last reported sale price is not obtainable (even if the security is listed or admitted to trading on such exchange), the last quoted bid price for the Index Stock in the over the counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau, or a similar organization. If no sale price is available pursuant to clauses (1) or (2) above, the Closing Price on any date will be the arithmetic mean, as determined by the Company, of the bid prices of the Index Stock obtained from as many dealers in such Index Stock (which may include any of the subsidiaries or affiliates of the Company), but not exceeding three such dealers, as will make such bid prices available to the Company. The term “OTC Bulletin Board” will include any successor to such service.

“Index Stock” shall mean the common stock of Apple Inc. (the “Underlying Company”). References to the Index Stock and to the Underlying Company in this Security are references to the common stock of Apple Inc. as well as any other equity securities included in the calculation of the Settlement Value, and the issuers thereof, as a result of certain extraordinary corporate transactions involving Apple Inc. as described under “Adjustments to the Multiplier; Settlement Property,” unless the context indicates otherwise.

A “Market Disruption Event” with respect to the Index Stock will occur on any day if the Company determines any of the following:

•

A material suspension or material limitation of trading in the Index Stock has occurred on that day, in each case, during the one-hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which the Index Stock is traded or, if the Index Stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. For purposes of this Security, “trading system” includes bulletin board services.

•

A material suspension or material limitation has occurred on that day, in each case, during the one-hour period preceding the close of trading in options or futures contracts related to the Index Stock, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•

Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one-hour period preceding the close of trading, of accurate price, volume or related information in respect of the Index Stock or in respect of options or futures contracts related to the Index Stock, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

•

Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the Index Stock on the primary U.S. exchange or trading system on which the Index Stock is traded or, if the Index Stock is not listed or quoted in the United States, on the primary exchange, quotation system or market for that security, at any time during the one-hour period preceding the close of trading on that day.

•

Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the Index Stock on the primary exchange or trading system on which those futures or options contracts are traded at any time during the one-hour period preceding the close of trading on that day.

•

The closure of the primary exchange or trading system on which the Index Stock is traded or on which futures or options contracts relating to the Index Stock are traded, in each case prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or trading system at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the primary exchange or trading system and (2) the submission deadline for orders to be entered into the primary exchange or trading system for execution at the close of trading on such day.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•

close of trading means, in respect of any exchange, trading system or market, the scheduled weekday closing time on a day on which such exchange, trading system or market is scheduled to be open for trading for its regular trading session, without regard to after hours or any other trading outside of regular trading session hours.

The initial “Multiplier” is 1.0. The Multiplier will be adjusted in the manner set forth under “Adjustments to the Multiplier; Settlement Property.”

“Stated Maturity Date” shall mean June 1, 2008; provided, however, that if a Market Disruption Event occurs or is continuing on the scheduled Valuation Date, the Stated Maturity Date will be the later of (i) three Business Days after the postponed Valuation Date and (ii) June 1, 2008.

A “Trading Day” is each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which the primary exchange or trading system on which the Index Stock is traded and the primary exchange or trading system on which futures and options contracts relating to the Index Stock are traded are open for trading.

The “Valuation Date” is May 23, 2008 or, if such day is not a Trading Day, the next succeeding Trading Day; provided however, that if a Market Disruption Event occurs or is continuing on such day, the Valuation Date will be postponed to the next Trading Day on which there is not a Market Disruption Event; provided, further, if a Market Disruption Event occurs on each of the eight Trading Days following the Valuation Date, then (i) that eighth Trading Day shall be deemed the Valuation Date and (ii) the Company shall determine the Closing Price of the Index Stock based upon its good faith estimate of the Closing Price on that eighth Trading Day.

Stock Settlement Option

The Company has the option to elect, in its sole discretion, to pay the Maturity Payment Amount with shares of the Index Stock and/or any other equity securities used in the calculation of the Settlement Value (the “Stock Settlement Option”). If the Company exercises the Stock Settlement Option, it will pay the amount due on the Stated Maturity Date, subject to the following paragraph, by delivering to the Holder of this Security a number of shares of Index Stock having a value on the Valuation Date that is equal to the lesser of:

(A)(i) the Face Amount of this Security divided by the Initial Equity Value multiplied by (ii) the product of (a) the Multiplier and (b) the Settlement Value; and

(B)(i) the Face Amount of this Security divided by the Initial Equity Value multiplied by (ii) the Equity Cap Value.

Upon the occurrence of certain events, or if the Underlying Company is involved in certain transactions, the number of shares of the Index Stock to be delivered may be adjusted and the Company may, at its option, deliver, in lieu of or in addition to the Index Stock, cash and any other equity securities used in the calculation of the Settlement Value, all as described under “Adjustments to the Multiplier; Settlement Property.” If the provisions relating to the Stock Settlement Option result in fractional shares, the Company will pay cash to the Holder hereof in an amount equal to the value of the fractional shares based upon the Closing Price of the Index Stock or such other equity securities on the Valuation Date. The Company will give notice of any exercise to the Stock Settlement Option to the Trustee on or prior to the Valuation Date. The Stock Settlement Option does not apply to the payment of interest due on the Securities of this series.

If, after the Company elects the Stock Settlement Option, it determines that it is prohibited from delivering shares of the Index Stock or other equity securities, or that it would otherwise be unduly burdensome to do so, the Company will pay the entire amount due on the Stated Maturity Date in cash.

Adjustments to the Multiplier; Settlement Property

No adjustment to the Multiplier or to the Settlement Value will be required other than those specified below. The Company may, at its sole discretion, make additional adjustments in other circumstances where it determines that it is appropriate to reflect those changes to ensure an equitable result.

Adjustments to the Multiplier and to the Settlement Value will be made by adjusting the Multiplier then in effect, by adding new securities or cash and/or by removing current securities in the circumstances described below. The Multiplier for any security included in the calculation of the Settlement Value will represent the number of those securities included in the calculation of the Settlement Value. For purposes of these adjustments, except as noted below, American Depositary Shares (“ADSs”) are treated like common stock if a comparable adjustment to the foreign shares underlying the ADSs is made pursuant to the terms of the depositary arrangement for the ADSs or if holders of ADSs are entitled to receive property in respect of the underlying foreign share.

•

If the Index Stock is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier will be adjusted. The Multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior Multiplier.

•

If the Index Stock is subject to a stock dividend or stock distribution in such Index Stock that is given equally to all holders of shares, then once the Index Stock is trading ex-dividend, the Multiplier will be increased by the product of the number of shares issued with respect to one share and the prior Multiplier. The “ex-dividend date” with respect to any dividend, distribution or issuance is the first date on which common stock trades in the regular way on its principal market without the right to receive the dividend, distribution or issuance.

•

If the issuer of the Index Stock or, if the Index Stock is an ADS, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the Index Stock will continue to be included in the calculation of the Settlement Value so long as the primary exchange, trading system or market is reporting a Closing Price for the Index Stock. If a Closing Price, including a price on a bulletin board service, is no longer available for the Index Stock, then the value of the Index Stock will equal zero for so long as no Closing Price is available, and no attempt will be made to find a replacement stock or increase the Settlement Value to compensate for the deletion of the Index Stock.

•

If the issuer of the Index Stock or, if the Index Stock is an ADS, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the Index Stock are entitled to receive cash, securities, other property or a combination of those in exchange for the Index Stock, then the following will be included as Settlement Property:

•

To the extent cash is received, the Settlement Property will include, at the time holders are entitled to receive the cash consideration, an amount of cash equal to the product of the Multiplier and the cash consideration received for each share of the Index Stock, each determined as of the time the holders of the Index Stock are entitled to receive the cash consideration, plus accrued interest, and the Index Stock will not be included in the calculation of the Settlement Value and the Multiplier will not otherwise be used to calculate the amounts payable at Maturity. Interest will accrue beginning on the first London banking day after the day on which holders receive the cash consideration until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. A “London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

•

To the extent that equity securities that are traded or listed on an exchange, trading system or market are received, once the exchange for the new securities has become effective, the Index Stock will not be included in the calculation of the Settlement Value and the Settlement Property will include the new securities. The Multiplier for the new securities will equal the product of the last value of the Multiplier of the Index Stock and the number of securities of the new security exchanged with respect to one share of the Index Stock. The value of the new securities on any Trading Day will be the closing price of such new securities on such Trading Day.

•

To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, once the exchange has become effective, the Company will determine the fair market value of the securities or other property received for each share of the Index Stock and the Settlement Property will include an amount of cash equal to the product of the Multiplier and such fair market value, each determined as of the time the holders of the Index Stock are entitled to receive the securities or other property, and the Index Stock will not be included in the calculation of the Settlement Value and the Multiplier will not otherwise be used to calculate the amounts payable at Maturity. The Settlement Property will also include accrued interest on that amount. Interest will accrue beginning on the first London banking day after the day on which the holders receive the securities or other property until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•

If all of the shares of the Index Stock are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than the Index Stock, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the Index Stock will not be included in the calculation of the Settlement Value and the Settlement Property will include the new common stock. The Multiplier for the new common stock included in the calculation of the Settlement Value will equal the product of the last value of the Multiplier of the Index Stock and the number of shares of the new common stock issued with respect to one share of the Index Stock.

•

If the issuer of the Index Stock or if the Index Stock is an ADS, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, trading system or market of an issuer other than itself, then the new common stock or other equity security will be added to the Settlement Property. The Multiplier for the new common stock or other equity security will equal the product of the last value of the Multiplier with respect to the Index Stock and the number of shares of the new common stock or other equity security issued with respect to one share of the Index Stock. The value of the new common stock or other equity security on any Trading Day will be the closing price of such new common stock or equity security on such Trading Day.

•

If the Index Stock is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution), determined by the Company in its good faith judgment, of cash, equity securities that are not traded or listed on an exchange, trading system or market, non-equity securities or other property of any kind which is received equally by all holders of the Index Stock, then the Settlement Property will include the following:

•

To the extent cash is entitled to be received, the Settlement Property will include on each day after the time that the Index Stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the amount of cash to be received (such amount equal to the product of the Multiplier and the cash received for each share of Index Stock determined as of the time the holders of the Index Stock are entitled to receive the cash consideration), discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received. When the cash consideration is received, the Settlement Property will include such amount of the cash consideration, plus accrued interest. Interest will accrue beginning the first London banking day after the day that holders receive the cash consideration until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. The Multiplier will not otherwise be used to calculate the amounts payable at Maturity with respect to such cash consideration.

•

To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, the Company will determine the fair market value of the securities or other property received for each share of Index Stock and the Settlement Property will include an amount of cash equal to the product of the Multiplier and such fair market value, each determined as of the time the holders of the Index Stock are entitled to receive the securities or other property, and the Multiplier will not otherwise be used to calculate the amounts payable at Maturity with respect to such property. The Settlement Property will also include accrued interest on that amount. Interest will accrue beginning on the first London banking day after the day that one of the Company’s affiliates sells the securities or other property used to hedge its obligations under the Securities of this series until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•

If similar corporate events occur with respect to the Index Stock or any other equity securities included in the calculation of the Settlement Value, adjustments similar to the above will be made to reflect the economic substance of those events.

If more than one event occurs that requires adjustment to the Multiplier, the Company will adjust the Multiplier in the order in which each event occurs, and on a cumulative basis. Thus, after adjusting the Multiplier for the first event, the Company will then adjust the Multiplier for the second event. The second adjustment will be made to the Multiplier after adjustment is made for the first event, and so on for each subsequent event.

No adjustments of the Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded up or down to the nearest 0.000001, with 0.0000005 being rounded downward.

Within 30 Business Days following the occurrence of an event that requires an adjustment to the Multiplier, or, if later, within 30 Business Days following the date on which the Company becomes aware of the occurrence, the Company will provide written notice to the Trustee, which will provide notice to the Holders of the Securities of this series of the occurrence of the event, and a statement in reasonable detail setting forth the adjustment made to the Multiplier.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Its:

[SEAL]

Attest:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Notes Linked to the Common Stock of Apple Inc.

due June 1, 2008

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $                        ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to June 1, 2008. The Securities of this series will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

The Securities of this series will be issued in denominations of $114.85 and integral multiples in excess thereof.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof, per $114.85 Face Amount of this Security, upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Valuation Date; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the Valuation Date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes to characterize and treat this Security as a pre-paid income-bearing forward contract with respect to the Index Stock.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive

Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and, subject to the Stock Settlement Option, the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the interest or the Maturity Payment Amount or amounts due pursuant to the Stock Settlement Option, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.